Exhibit 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                   Years Ended

                                            June 28, 1996                       June 30, 1995
                                     Primary     Fully Diluted           Primary    Fully Diluted
Weighted average shares
      outstanding:
Common shares                      2,149,326         2,419,326         2,097,533        2,097,533
Dilutive shares available
     under stock options              21,404            29,852            11,382           12,029

Weighted average common
     shares and common stock
     equivalents outstanding       2,170,730         2,179,178         2,108,915        2,109,562

Net earnings applicable to
     common shares                 4,175,713         4,175,713         2,101,415        2,101,415

Earnings per share                      1.92              1.92            $ 1.00           $ 1.00


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     The computation of per share earnings for the year ended June 24, 1994 was filed on Exhibit 11 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 and is hereby incorporated by reference.